EXHIBIT 1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



 As independent public accountants, we hereby consent to the incorporation by reference of our report, dated July 17, 1996, included in this Form 11-K, into the following previously filed Registration Statements and in the related prospectuses:

     o  Form S-8  No. 33-54280  -   Barefoot Inc. Amended and Restated 1989
                                                  -------------------------
                                    Stock Option Plan
                                    -----------------

     o  Form S-8  No. 33-59310  -   Barefoot Grass Lawn Service, Inc.
                                    Profit Sharing Plan
                                    -------------------

     o  Form S-8  No. 333-06699  -  Barefoot Inc. Amended and Restated 1989
                                                  -------------------------
                                    Stock Option Plan
                                    -----------------


                                    ARTHUR ANDERSEN LLP


Columbus, Ohio,
July 17, 1996.